UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[X]	Definitive Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or sec. 240.14a-12

GIGA-TRONICS INCORPORATED
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Giga-tronics Incorporated

5990 Gleason Drive

Dublin, California 94568

(925) 328-4650

investors@gigatronics.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on October 11, 2017

To Our Shareholders:

The Annual Meeting of Shareholders of Giga-tronics Incorporated will be held at the Giga-tronics executive office, 5990 Gleason Drive, Dublin, California on Wednesday, October 11, 2017 at 9:30 a.m., local time, for the following purposes:

1.	To elect five directors, as nominated by the Board of Directors, to hold office until the 2018 Annual Meeting of Stockholders;
2.	To ratify the appointment of Crowe Horwath LLP as our Independent Registered Public Accounting Firm for fiscal year ending March, 31, 2018;
3.	To approve on an advisory basis the named executive officer compensation.
4.

To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, to effect a reverse stock split of the outstanding shares of the Company’s common stock, no par value, in the ratio of 1:4;

5.

To approve under applicable NASDAQ rules, the issuance in a private placement of any combination of common stock, preferred stock, warrants to purchase common stock and warrants to purchase common stock or preferred stock that could, upon exercise in accordance with their terms, result in the issuance of more than 20% of the number of outstanding shares of the Company’s common stock at the time any agreement for such issuance is entered into, at a price or prices per common share or common share equivalent that is less than the greater of book value or market value per share, and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on September 1, 2017 will be entitled to vote at this meeting, or any adjournment of this meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU HOLD. PLEASE DATE, SIGN, VOTE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, PREPAID ENVELOPE.

By Order of the Board of Directors,

/s/ William J. Thompson Chairman of the Board of Directors

 Your vote is very important. Even if you plan to attend the meeting,

VOTE YOUR PROXY PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on October 11, 2017: The proxy statement and annual report on Form 10-K are available online at www.gigatronics.com under “Investor Relations”.

 Dublin, California

September 8, 2017

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

Giga-tronics Incorporated

5990 Gleason Drive

Dublin, California 94568

This proxy statement is submitted by the board of directors of Giga-tronics Incorporated, a California corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at 9:30 a.m. on Wednesday, October 11, 2017, at the Giga-tronics executive office, 5990 Gleason Drive, Dublin, California, in accordance with the notice to shareholders, and at any adjournment thereof.

Our Board has fixed September 1, 2017 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at this meeting. A majority of the shares of common stock and preferred stock on an as-converted basis will constitute a quorum for the transaction of business at the Annual Meeting. On the record date, there were 9,796,703 shares of Giga-tronics common stock and 18,534 shares of Giga-tronics preferred stock (which have 100 votes per share) issued and outstanding. Each common share outstanding on the record date is entitled to one vote as to each matter to be acted on at this meeting; each preferred share outstanding on the record date is entitled to 100 votes as to each matter to be acted on at the meeting. However, each shareholder will be entitled to cumulate his votes in the election of directors provided that notice of an intention to cumulate votes is given at this meeting by such shareholder before voting for the election of directors. Under cumulative voting, a shareholder is allowed one vote per share multiplied by the number of directors to be elected and may cast the total number of votes for one nominee or may distribute the total number of votes among as many nominees as the shareholder chooses. Seven directors will be elected at this meeting.

Shares represented by properly executed proxies received by Giga-tronics will be voted at the Annual Meeting according to the instructions on the proxies. It is intended that shares represented by proxies received by Giga-tronics which are not marked to the contrary will be voted FOR all proposals included in the notice of this meeting.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A shareholder giving a proxy may revoke it before its exercise by filing with the Secretary of Giga-tronics either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the shareholder who executed it is present at the Annual Meeting and votes in person. Attendance at this meeting will not, in and of itself, constitute the revocation of a proxy. The granting of a proxy will give the proxy holder authority to cumulate votes if cumulative voting is elected.

The approximate date on which this Proxy Statement and the accompanying form of proxy will be sent to Giga-tronics shareholders is September 8, 2017.

Alliance Advisors will be using an automated system for the tabulation of shareholder votes for Giga-tronics. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

In the election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors. The affirmative vote of the holders of a majority of shares of capital stock (shares of common stock and preferred stock on an as-converted basis), present in person or represented by proxy and entitled to vote, is required with respect to the (i) ratification of our Independent Registered Public Accounting Firm, (ii) the advisory vote to approve the named executive officer compensation and (iii) proposal for issuance in a private placement of shares exceeding 20 percent of the current number of issued and outstanding shares of common stock for less than the greater of book value or market value per share. An abstention is treated as present and entitled to vote and therefore has the effect of a vote against ratification of the selection of the Independent Registered Public Accounting Firm and against the approval of executive compensation. A non-vote will have no effect on the vote for these matters unless the number of shares voted in favor is less than a majority of the required quorum, in which case a non-vote would have the effect of a vote against these matters. The affirmative vote of the holders of a majority of the outstanding shares of capital stock is required with respect to the proposed reverse stock split and the related amendment of the articles of incorporation.

The Annual Report of Giga-tronics for its fiscal year ended March 25, 2017 will be mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.

The costs of solicitation of proxies, including the printing, handling and mailing of the proxy material, will be paid by Giga-tronics. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of shares held in their names, and Giga-tronics will reimburse them for their expenses. The solicitation of proxies through this proxy statement may be supplemented by telephone, email or personal solicitation by directors, officers or other regular employees of Giga-tronics and by Alliance Advisors. Giga-tronics has retained Alliance Advisors to solicit proxies for a fee of approximately $20,000, which includes the estimated fees for related printing services. No additional compensation will be paid to directors, officers or other employees for such services.

The executive office of Giga-tronics is located at 5990 Gleason Drive, Dublin, California 94568, and the telephone number at that location is (925) 328-4650. Emails can be addressed to investors@gigatronics.com.

  PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, five directors (the entire board of directors) are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The nominees of the Board for election as directors are listed below.

			Director
Name	Age	Positions and Offices Held with Company	Since
William J. Thompson	52	Director, Chairman of the Board	2011
John R. Regazzi	62	Co- Chief Executive Officer, Chief Technology Officer and Director	2006
Gordon L. Almquist	67	Director	2012
Lutz P. Henckels	76	Director	2011
Jamie Weston	52	Director	2016

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our Board to determine that each nominee should serve as one of our directors.

William J. Thompson, age 52, has served as Chairman of the Board of Directors since August 2016. Dr. Thompson also served as our Acting Chief Executive Officer from August 2016 until June 2017. Dr. Thompson has been a member of our Board since 2011. Dr. Thompson is a Managing Member of Alara Capital AVI II and was Director of Research for Jacobi Capital Management.  Dr. Thompson co-founded Circadiant Systems (acquired by JDS Uniphase Corporation), a venture capital backed test and Measurement Company that designed and manufactured instrumentation for optical communication. Dr. Thompson also served as a Member of Technical Staff at Lucent Technologies where he designed analog RF optoelectronic components for high speed optical communication, and as a researcher with the University of Maryland. Dr. Thompson graduated summa cum laude with a Bachelor of Science in Physics from University of North Carolina at Charlotte and holds a Ph.D. in Physics from Stony Brook University. He graduated as a Palmer Scholar with an MBA in Finance from the Wharton School.

Dr. Thompson’s extensive knowledge and experience with RF and the test and measurement industry, and his valuable insight and knowledge in financial matters qualifies him to serve as a director of Giga-tronics Incorporated.

John R. Regazzi, age 62, has served as a member of our Board since 2006. He was appointed Co-Chief Executive Officer in June 2017 and Chief Technology Officer in August 2016. He was previously President and Chief Executive Officer of the Company from 2006 through August 2016. Prior to that, Mr. Regazzi held the following positions within Giga-tronics Instrument Division: President and General Manager, Vice President of Operations, and Vice President of Engineering. Mr. Regazzi also serves as the Company’s Secretary. Prior to Giga-tronics Mr. Regazzi was with Hewlett Packard and Keysight for 22 years in various design and management positions associated with their microwave sweeper and synthesizer product lines. Mr. Regazzi holds a Bachelor of Science in Electrical Engineering from Rutgers University and a Master of Science in Electrical Engineering from Lehigh University.

Mr. Regazzi’s current role as Co-Chief Executive Officer, Secretary, and Chief Technology Officer, his RF and Microwave expertise, and his depth of experience in engineering and manufacturing management qualifies him to serve as a director of Giga-tronics Incorporated.

Gordon L. Almquist, age 67, has served as a member of our Board since 2012. Mr. Almquist has more than 30 years of experience in senior financial management roles at public and private technology companies. From August 2009 to June 2016, Mr. Almquist served as the Vice President and Chief Financial Officer of Keyssa, Inc. (formerly known as WaveConnex, Inc.), a semiconductor technology company headquartered in Campbell, CA. Prior to Keyssa, he held similar positions at Strix Systems, where he was also a Co-founder, and publicly-traded companies including Vertel Corporation and 3D Systems Corporation. Mr. Almquist also served on the board of directors for CAP Wireless (acquired by TriQuint Semiconductor). Mr. Almquist is a certified public accountant (inactive) in the State of California and holds a bachelor's degree in business administration (accounting) from California State University, Northridge.

Mr. Almquist’s expertise and knowledge of financial and audit matters and public company experience qualifies him to serve as a director of Giga-tronics Incorporated.

Member: Audit Committee, and Compensation Committee

Lutz P. Henckels, age 76, has served as a member of our Board since 2011. Dr. Henckels is a managing member of Alara Capital AVI II. He is also currently the Chief Executive Officer and Chairman of the Board of HiQ Solar. Dr. Henckels has over 20 years’ experience serving as Chief Executive Officer of the private and public technology companies SyntheSys Research (acquired by Tektronix/Danaher), LeCroy Corporation, and HHB Systems. Dr. Henckels is the recipient of the first John Fluke Sr. Memorial Award, along with David Packard, Joe Keithley, and Alex D’Arbeloff. The John Fluke Sr. Memorial Award was established in 1986 to honor executives who have led their companies with innovative engineering or business management. Dr. Henckels holds a Bachelor of Science and Master of Science in Electrical Engineering and PhD in Computer Science from the Massachusetts Institute of Technology. He graduated Eta Kappa Nu and Tau Beta Pi, and is also a graduate of the ONP program of Harvard Business School. Dr. Henckels has been a director of multiple publicly traded companies, including Ikos, Inframetrics, and LeCroy.

Dr. Henckels provides valuable insight and perspective on strategic and business matters. Dr. Henckels’ knowledge and experience in the technology industry qualifies him to serve as a director of Giga-tronics Incorporated.

Member: Compensation Committee, and Nominating and Governance Committee

Jamie Weston, age 52, has served as a member of our Board since 2016. Mr. Weston is a Managing Director at Spring Mountain Capital (“SMC”) private equity group and has been with the firm since 2011. SMC is the largest investor in Alara Capital AVI II, the Company’s largest shareholder. Mr. Weston was previously a Partner at The Wicks Group of Companies, a private equity firm with close to $1 billion under management, focused on selected segments of the information, education, and media industries. During his 15 years at Wicks, he was an integral part of its investment and management activities, and served on the board of directors of many of its portfolio companies. While at Wicks, he directly structured and negotiated more than 20 acquisitions and divestitures and worked on more than 40 additional closed transactions. Prior to Wicks, Mr. Weston worked at IBJ Whitehall Bank & Trust Company and National Westminster Bancorp, where he completed leveraged financings. Mr. Weston received his M.B.A. from Fordham University and graduated cum laude from Drew University with a B.A. in Economics.

Mr. Weston’s extensive knowledge and experience as a board member of multiple companies and his knowledge of financial matters qualifies him to serve as a director of Giga-tronics Incorporated.

Member: Nominating and Governance Committee, and Audit Committee

There are no family relationships between any of our directors or executive officers. The Board has determined that Messrs. Almquist, Thompson, Henckels, and Weston, representing a majority of the Board, are independent under the independence standards of The NASDAQ Stock Market.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL 1. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

INFORMATION ABOUT THE BOARD

AND COMMITTEES OF THE BOARD

Meetings

There were 21 meetings of the Board during the last fiscal year. During the fiscal year, each director attended 75% or more of the aggregate number of meetings of the Board and meetings of Board committees of which the director was a member. Directors are expected to attend the Annual Meeting except for good cause, and all but one of the directors attended the Annual Meeting in 2016.

Committees

The Giga-tronics Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee: During fiscal 2017, the Audit Committee consisted of directors Gordon L. Almquist (Chairman), James A. Cole (retiring at this meeting), William J. Thompson (prior to his role as Acting CEO which was effective August 2016), and Jamie Weston, all of whom were independent under the director independence standards of NASDAQ. The Audit Committee serves to monitor the effectiveness of the independent audit, as well as the Company's accounting, financial controls and financial reports. The Audit Committee must pre-approve all non-audit services provided by the Independent Registered Public Accounting Firm. The Audit Committee held four meetings during the past fiscal year. For fiscal 2017 the board has determined that Gordon L. Almquist as the financial expert had:

(i) an understanding of generally accepted accounting principles and financial statements;

(ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv) an understanding of internal control over financial reporting; and

(v) an understanding of audit committee functions.

Therefore, the Board determined that Mr. Almquist is the Audit Committee’s financial expert for purposes of NASDAQ rules and requirements of the Sarbanes-Oxley Act of 2002.

The charter of the Audit Committee is available on the Company’s website at http://investor.gigatronics.com/governance.cfm .

Compensation Committee: During fiscal year 2017, the Compensation Committee consisted of directors Lutz P. Henckels (Chairman), Gordon L. Almquist and James A. Cole (retiring at this meeting), all of whom were independent under the director independence standards of NASDAQ. The Compensation Committee formulates recommendations to the Board regarding levels of compensation for management. In addition, in order to recognize the expected future contributions of key employees and provide an additional incentive for them to remain with Giga-tronics over the long-term, the Compensation Committee awards options to purchase shares of our common stock and other forms of equity awards. The Compensation Committee reviews and approves all stock options and executive compensation.

The Compensation Committee did not engage any compensation consultants in determining or recommending executive officer compensation for fiscal 2017.

The Compensation Committee charter is available on the Company’s website at http://investor.gigatronics.com/governance.cfm .

Nominating and Governance Committee: During fiscal 2017 the Nominating and Governance Committee (“NG Committee”) consisted of directors Jamie Weston (Chairman), and Lutz P. Henckels, all of whom are independent under the director independence standards of NASDAQ. The purpose of the NG Committee is to recommend persons for membership on the Board, to establish criteria and procedures for the selection of new directors, and to evaluate and recommend to our Board any revisions to our corporate governance guidelines.

The NG Committee has no formal process for identifying and evaluating candidates. Existing directors identify suitable candidates as the need arises. The Board’s policy is to consider any director candidate nominated or recommended by a shareholder in the same manner that it would consider a candidate nominated by the Board or NG Committee. In the past year, the Company did not receive any recommendations for director candidates from any shareholders. Shareholder recommendations should be submitted in writing to the Company by mail at its main office at least 120 days in advance of the anniversary date of the mailing of notice of the previous year’s annual meeting and should include sufficient biographical information (including all information that would be required to be disclosed in a proxy statement for a shareholder meeting at which directors are to be elected) for the committee to make an initial evaluation of the candidate’s qualifications. The Company has never engaged or paid a fee to a third party search firm in connection with the nomination of a candidate for director.

The NG Committee considers the following criteria in proposing nominations for director to the full Board: independence; high personal and professional ethics and integrity; ability to devote sufficient time to fulfilling duties as a director; impact on diversity of the Board, including skills and other factors relevant to the Company’s business; overall experience in business, education, and other factors relevant to the Company’s business. At a minimum, the NG Committee must be satisfied that each nominee, both those recommended by the NG Committee and any recommended by shareholders, meets the following minimum qualifications:

●	The nominee should have a reputation for integrity and honesty.
●	The nominee should have demonstrated business experience and the ability to exercise sound judgment.
●	The nominee should have an understanding of the Company and its industry.
●	The nominee should have the ability and willingness to act in the interests of the Company and its shareholders.
●	The nominee should not have a conflict of interest that would impair the nominee’s ability to fulfill the responsibilities of a director.

The NG Committee has adopted a Code of Ethics applicable to all directors, officers and employees. The Company will provide to any person without charge, upon request, a copy of such Code of Ethics upon written request mailed to the Company at its main office, to the attention of the Corporate Secretary. The NG Committee has no formal policy on the consideration to be given to diversity in the nomination process, other than to seek candidates who have skills and experience that are appropriate to the position and complementary to those of the other board members or candidates.

The Nominating Committee charter is available on the Company’s website at http://investor.gigatronics.com/governance.cfm .

Board Leadership Structure

From August 2016 through June 2017, the position of Chairman of the Board and Acting Chief Executive Officer were held by the same person. The positions of Chairman of the Board and Chief Executive Officer are currently held by different persons. The Board believes that having a separate chairman will help enable the board to maintain an independent perspective on the activities of the Company and executive management. Periodically, the Board assesses the roles and the Board leadership structure to ensure the interests of the Company and the shareholders are best served.

Board Risk Oversight

The Company’s senior management manages the risks facing the Company under the oversight and supervision of the Board. While the full Board is ultimately responsible for risk oversight at the Company, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls. Other general business risks such as economic and regulatory risks are monitored by the full Board.

Compensation of Directors

For fiscal year 2017 no directors other than the Chairman of the Board and the Audit Committee Chair received cash payment for their services. The Compensation to the Chairman of the Board was related to some consulting services prior to his becoming the Company’s Acting Chief Executive Officer in August 2016. All other payments made to the Chairman of the Board was in consideration of his services as the Company’s Acting Chief Executive Officer. The Audit Committee Chair, who is not employed by Giga-tronics received an annual director’s fee of $73,000; the fees were paid partly in cash and partly with 44,500 restricted shares. From time to time, Giga-tronics makes discretionary grants of options to purchase shares of its common stock to directors in consideration for services they provide to Giga-tronics as members of the Board. For fiscal year 2017 no directors other than the Audit Committee Chair received a discretionary grant of options. The Audit Committee Chair received options to purchase 13,000 shares of the Company’s common stock. The restricted stock award described above vested fully on March 25, 2017.

The following table summarizes compensation paid to directors (other than Mr. Regazzi, whose compensation in all capacities is included in the Executive Compensation Table that follows) in fiscal year 2017.

Director Compensation

Name	Fees Earned or Cash Paid ($)	Option Awards (1) ($)	Restricted Stock Awards (2) ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation (3) ($)	Total ($)
(a)	(b)	(d)	(e)	(f)	(g)	(h)
Gordon L. Almquist	$43,240	$7,372	$29,370	$--	--	$79,982
James A. Cole*	--	$—	$—	--	--	$—
Lutz P. Henckels	--	$—	$—	--	--	$—
Jamie Weston	--	$—	$—	--	--	$—
William J. Thompson	13,750	$—	$—	--	146,154	$159,904

(1)

The value for stock option awards in the table above represents grant date fair value of stock option awards. For option awards, the dollar amount for each individual varies depending on the number of options granted, the fair value of such options, and the vesting terms of such options. See Note 1 of the audited consolidated financial statements for the fiscal year ended March 25, 2017 for information on the assumptions used to calculate the grant date fair value of option awards and the expense recognized under ASC 718. At March 25, 2017, Mr. Cole, Mr. Henckels and Mr. Thompson held options to purchase 44,000 shares of common stock each, Mr. Almquist held options to purchase 60,500 shares of common stock, while Mr. Weston held no options.

(2)	Part restricted shares were granted in lieu of cash compensation for fiscal year 2017 with the weighted average grant date fair value of $0.66 per share.
(3)	Consulting Fees were $13,750; remainder was earnings in capacity as Acting CEO.

* Retiring as of this meeting

Giga-tronics has entered into indemnification agreements with all of its officers and directors.

Communications with Directors

The Company does not have a formal process for shareholders to send communications to the Board or to specific individual directors. Shareholders may send communications to the full board or to individual directors at the Company’s main office at 5990 Gleason Drive, Dublin, California 94568. Communications will be forwarded unopened to the director to whom it is addressed or to the Chairman of the Board if addressed to the Board. The Board believes that this informal process is adequate to ensure that shareholder communications are received by the intended recipients.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and holders of more than 10% of Giga-tronics’ common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish Giga-tronics with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by Giga-tronics, or written representations from certain reporting persons, we believe that during the fiscal year ended March 25, 2017, the Company’s officers, directors and greater than 10% shareholders complied with all applicable filing requirements with the exception of a late Form 4 filing related to awards and options granted to the Audit Committee Chair.

INFORMATION ABOUT EXECUTIVE OFFICERS

Name	Age	Position
William J. Thompson	52	Director Chairman of the Board (1)
John R. Regazzi	62	Co- Chief Executive Officer (2), Chief Technology Officer and Director
Michael R. Penta	53	Vice President of Sales (5)
Temi Oduozor	40	Corporate Controller, Principal Financial & Accounting Officer (3)
Suresh Nair	45	Co- Chief Executive Officer, Vice President of Operations (4)

(1) Became Acting Chief Executive Officer effective August 15, 2016; Resigned from Acting Chief Executive Officer role in June 2017.

(2) Became Co- Chief Executive Officer effective June 2017.

(3) Became officer effective August 27, 2016.

(4) Became Co- Chief Executive Officer effective June 2017.

(5) Resigned effective July 2017.

William J. Thompson, see Proposal 1 -- Election of Directors

John R. Regazzi, see Proposal 1 -- Election of Directors

Michael R. Penta, age 53, served as the Vice President of Sales of Giga-tronics from July 2012 through July 2017. From 2010 to 2012, Mr. Penta held the position of Director of Business Development at Tektronix, a Danaher Corporation. From 2004 to 2010, Mr. Penta served as Vice President of Sales at SyntheSys Research, concluding with the sale and integration of the company to Tektronix. From 1999 to 2004, Mr. Penta served as Vice President of Sales at Escend Technologies. Prior to 1999, Mr. Penta held Sales Management positions with LeCroy Corporations and Nicolet Instruments. Mr. Penta holds a Bachelor of Science in Mechanical Engineering from Northeastern University.

Temi Oduozor, age 40, has served as Corporate Controller of the Company since December 2014 and as Principal Financial and Accounting Officer since August 2016. She served as Controller of Anthera Pharmaceuticals Inc., Hayward, California, from July 2011 to November 2014, and as Controller of Questcor Pharmaceuticals (acquired by Mallinckrodt plc), Union City, California, from 2008 to 2011. Ms. Oduozor has BS degrees in Business Administration - Accounting and Computer Information Systems from California State University, Hayward.

Suresh Nair, age 45, has served as Co-Chief Executive Officer since June 2017. Mr. Nair, joined the Company in 2016 as the Company’s VP of Operations. From 2013 to 2016, Mr. Nair was the Sr. Director of North American Operations for Molecular Device, a Danaher Company. Mr. Nair has held several leadership roles including over 14+ years at GM including spending over 3 years in China leading the launch of the Baojun, a GM joint venture with SGMW. Mr. Nair holds a Masters in Electrical Engineering from Purdue, an MBA from Central Michigan University, and a Bachelor of Electronics Engineering from Bharathiar University, India.

EXECUTIVE COMPENSATION

Compensation of Officers

The following table provides information concerning compensation paid or accrued by the Company, to or on behalf of Giga-tronics’ chief executive officer and the other executive officers during the last fiscal year ended March 25, 2017, and for the fiscal year ended March 26, 2016:

Summary Compensation Table
Name and	Fiscal		Bonus	Option Awards	All Other Compensation
Position	Year	Salary ($)	($)	(1)($)	(2)($)	Total ($)
(a)	(b)	(c)	(d)	(f)	(i)	(j)
John R. Regazzi	2017	$250,000	—	$—	$1,795	$251,795
Chief Technology Officer	2016	$254,615	—	$—	$1,900	$256,515
Michael R. Penta	2017	$200,000	$80,426	$—	$3,183	$283,609
Vice President, Sales	2016	$199,654	$77,611	$—	$11,374	$288,369
William J. Thompson	2017	$146,154	$—	$—	$—	$146,154
Acting Chief Executive Officer (3)	2016	$—	$—	$—	$—	$—
Steven D. Lance (3)	2017	$167,492		$—	$1,692	$169,184
Chief Financial Officer	2016	$224,654	$—	$—	$2,247	$226,901
Temi Oduozor (3)	2017	$95,684	$—	$—	$806	$96,490
Corporate Controller (Principal Accounting Officer)

(1)

Stock options granted under the 2005 Plan. The value for Stock Option Awards in the table above represents grant date fair value of Stock Option Awards for fiscal year 2017 and 2016. For Option Awards, the dollar amount for each individual varies depending on the number of options granted, the fair value of such options, and the vesting terms of such options. See Note 1 of the audited consolidated financial statements for the fiscal year ended March 25, 2017 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under ASC 718.

(2)

Includes contributions made by Giga-tronics to its 401(k) Plan which match in part the pre-tax elective deferral contributions included under Salary made to the 401(k) plan by the executive officers. In the case of Mr. Penta, the amount also includes certain tuition reimbursements.

(3)	Mr. Thompson was named Acting CEO in August 2016; Mr. Lance left the Company in August 2016; Ms. Oduozor was appointed Principal Accounting Officer in August 2016.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes information as of September 1, 2017, concerning the beneficial ownership of Giga-tronics’ common stock for: each person known by Giga-tronics to own beneficially more than 5% of Giga-tronics’ outstanding common stock and common stock equivalents; each director and nominee; each executive officer named in the Summary Compensation Table above; and all directors and executive officers of Giga-tronics as a group:

Stock Ownership of Certain Beneficial Owners
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Total Outstanding Common Stock
Gordon L. Almquist	166,200	(1)	1.69%
5990 Gleason Drive
Dublin, California 94568
James A. Cole *	209,494	(2)	2.13%
5990 Gleason Drive
Dublin, California 94568
Lutz P. Henckels	4,014,160	(3)	31.41%
5990 Gleason Drive
Dublin, California 94568
Michael R. Penta	200,000	(4)	2.00%
5990 Gleason Drive
Dublin, California 94568
John R. Regazzi	562,700	(5)	5.55%
5990 Gleason Drive
Dublin, California 94568
William J. Thompson	4,083,976	(6)	31.96%
5990 Gleason Drive
Dublin, California 94568
Jamie Weston	3,956,456	(7)	31.05%
5990 Gleason Drive
Dublin, California 94568
Temi Oduozor	89,000	(8)	0.91%
5990 Gleason Drive
Dublin, California 94568
All executive officers and directors as a group	1,412,618	(9)	13.46%

(12 persons, including those above)
Alara Capital AVI II, LC	3,956,456	(10)	31.05%
1045 First Avenue
King of Prussia, PA 19406
Thomas Leonard	1,407,000	(11)	13.53%
1617 John F. Kennedy Blvd 19th Floor
Philadelphia, PA 19103

*	Retiring as of this meeting
(1)	Includes 36,700 shares issuable under options exercisable within 60 days of September 1, 2017.
(2)	Includes 34,900 shares issuable under options exercisable within 60 days of September 1, 2017.
(3)	Includes 34,900 shares issuable under options exercisable within 60 days of September 1, 2017.

Also includes 3,956,456 shares beneficially owned by Alara Capital AVI II, LLC with respect to which Mr. Henckels shares voting and dispositive power as a managing member of Alara Capital AVI II, LLC as set forth in the following table and the accompanying footnote.

(4)	Includes 200,000 shares issuable under options exercisable within 60 days of September 1, 2017.
(5)	Includes 280,000 issuable under options exercisable within 60 days of September 1, 2017; also includes warrants exercisable for 60,300 of common shares.
(6)	Includes 34,900 shares issuable under options exercisable within 60 days of September 1, 2017.

Also includes 3,956,456 shares beneficially owned by Alara Capital AVI II, LLC with respect to which Mr. Thompson shares voting and dispositive power as a managing member of Alara Capital AVI II, LLC as set forth in the following table and the accompanying footnote.

(7)	Includes 0 shares issuable under options exercisable within 60 days of September 1, 2017.

Also includes 3,956,456 shares beneficially owned by Alara Capital AVI II, LLC with respect to which Mr. Weston shares voting and dispositive power as a managing member of Spring Mountain Capital as set forth in the following table and the accompanying footnote.

(8)	Includes 14,000 shares issuable under options exercisable within 60 days of September 1, 2017.
(9)	Excludes 3,956,456 shares beneficially owned by Alara Capital AVI II, LLC as set forth in the table and accompanying footnote.
(10)	Includes 1,010,034 common shares, preferred shares convertible to 1,853,351 of common shares and warrants exercisable into 1,093,071 common shares, totaling 3,956,456 of beneficially owned shares.
(11)	Includes 804,000 common shares and warrants exercisable for 603,000 common shares, totaling 1,407,000 of beneficially owned shares.

Stock Options

The following table sets forth information about stock options held by the named executive officers outstanding at the end of fiscal year 2017. All option exercise prices were based on market price on the date of grant.

Outstanding Equity Awards at Fiscal Year-End
Name	Shares subject to Unexercised Options (#) Exercisable	Shares subject to Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Expiration Date
(a)	(b)	(c)	(e)	(f) (1)
John R. Regazzi	100,000	—	$1.64	12/15/2021
	79,750	20,000	$1.42	8/22/2022
	80,000	20,000	$1.65	3/13/2023
Michael R. Penta	80,000	20,000	$1.18	7/16/2022
	100,000	—	$1.18	7/16/2022
William J. Thompson	15,000	—	$1.64	12/15/2021
	10,800	7,200	$1.53	4/24/2023
	2,200	3,300	$2.47	7/1/2024
	2,200	3,300	$1.84	2/25/2025
Temi Oduozor	14,000	21,000	$1.48	12/17/2024

(1) Column (f) shows the contractually scheduled expiration date. In case of the termination of employment of Messrs. Penta, his exercise period expires 90 days after termination of employment rather than on the original contractually scheduled expiration dates.

Equity Compensation Plan Information

The following table provides information on options and other equity rights outstanding and available at March 25, 2017.

Equity Compensation Plan Information
	No. of securities to be issued upon exercise of outstanding options, stock awards, warrants and rights (1)	Weighted average exercise price of outstanding options, stock awards, warrants and rights	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,104,500	$1.41	1,285,127
Equity compensation plans not approved by security holders-options	—	—	n/a
Total	1,104,500	$1.41	1,285,127

(1)

Excludes warrants issued to purchasers of units consisting of stock and warrants in private placements, to a placement agent for services in connection with the private placement and to lenders in connection with debt financing.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Change-In-Control Arrangements

All outstanding options may accelerate and become exercisable for fully vested shares of common stock upon a change in control of Giga-tronics, whether effected through merger, sale of substantially all of Giga-tronics’ assets, the successful completion of a hostile tender offer for 30% or more of Giga-tronics’ outstanding common stock, or a change in the majority of the Board as a result of one or more contested elections for Board membership.

In order to reinforce and encourage the continued attention and dedication of certain key members of management, we have entered into change in control agreements and severance agreements with certain executive officers including Messrs Regazzi, Nair and Ms. Oduozor.  Under the Company’s termination of employment and change of control agreements, officers are entitled to receive the following benefits: severance pay, payment of coverage premiums for health, dental, and vision benefits for and executive officers and their covered dependents, if any, pursuant to COBRA and accelerated vesting of any unvested restricted stock awards or options to purchase our common stock as of the date of termination.

Under Mr. Regazzi’s agreement, he receives such salary and benefits for 15 months for a change of control and 12 months for an involuntary termination other than for cause; Ms. Oduozor will each receive such salary and benefits for 9 months for a change of control and 6 months for an involuntary termination other than for cause. Mr. Nair will each receive such salary and benefits for 12 months for a change of control and 9 months for an involuntary termination other than for cause.

Mr. Penta had a change in control and severance agreement. He did not receive any benefits under this agreement in connection with his resignation.

Compensation Committee Interlocks and Insider Participation

No current or former executive officer or other employee of Giga-tronics serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Giga-tronics Board or Compensation Committee.

Transactions with Related Parties

Any transaction or arrangement involving an amount exceeding $120,000 and in which a director, executive officer or immediate family member of either has or will have a direct or indirect material financial interest must be approved by a majority of the disinterested members of the Board.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Giga-tronics’ accounting functions and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors that is available on the Investor Relations section our website at http://investor.gigatronics.com/governance.cfm.

Management is responsible for the Company’s internal controls and financial reporting process. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the consolidated financial statements included in Giga-tronics’ Annual Report on Form 10-K for the fiscal year ended March 25, 2017. The Audit Committee also discussed, with the Independent Registered Public Accounting Firm, the matters required to be discussed by Auditing Standards No. 16, “ Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee also received written disclosures and the letter from the Independent Registered Public Accounting Firm pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and the Audit Committee discussed with the auditors their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 25, 2017 for filing with the Securities and Exchange Commission. The Audit Committee will recommend for approval to the entire board of directors the engagement of Crowe Horwath LLP to continue as the Company’s auditors for the current fiscal year.

Respectfully submitted,

AUDIT COMMITTEE

Gordon L. Almquist, Chairman

James A. Cole

Jamie Weston

COMPENSATION COMMITTEE REPORT

General Compensation Policy

Giga-tronics’ executive compensation philosophy rests on two fundamental principles. First, the program is intended to provide fully competitive levels of compensation at expected levels of performance in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interest between Giga-tronics’ executives and its shareholders such that a significant portion of each executive’s compensation is linked directly to the creation of shareholder value.

The executive compensation program is intended to place heavy emphasis on variable pay, which is pay that varies with performance, and less focus on a fixed base salary. The incentive pay programs are intended to reward performance that is directly relevant to the Company’s short term and long term success. The three primary components of the program include base salary, annual incentive, which is a performance-based bonus, and long-term incentives such as stock options.

Factors

The process involved and the factors considered in the executive compensation determination for fiscal year 2017 are summarized below. It is expected that this process will remain the same in fiscal year 2018. However, the Compensation Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of “pay-for-performance”.

Base Salary

Base salaries are based primarily on individual performance, and each individual’s role within Giga-tronics. Employees with higher levels of sustained performance over time and/or those assuming greater responsibilities will be paid correspondingly higher salaries.

On the basis of its knowledge of the industry, and after reviewing published compensation surveys, this Committee believes that the base salary levels in effect for Giga-tronics’ executive officers after giving effect to recent increases are competitive with comparable companies within and outside its industry with which Giga-tronics competes for executive talent. However, the Compensation Committee did not engage an independent third party to confirm the specific percentiles at which the base salary levels in effect for Giga-tronics’ executive officers stood in relation to other comparable companies in its industry.

Salaries are reviewed annually based on individual performance, overall financial results and the general level of increases in the marketplace.

Annual Performance (Non-Stock Based) Incentive Compensation

Giga-tronics’ annual incentive bonus plan is intended to:

●	reward key employees based upon company and individual performance;
●	motivate; and
●	provide competitive cash compensation opportunities.

Incentive awards are paid annually in cash based upon achievement of individual performance objectives for the most recently completed fiscal year.

Other than sales incentive bonuses, there were no bonus payments earned in fiscal year 2017.

Long-Term (Stock Based) Incentive Compensation

Giga-tronics has always believed that stock ownership or stock option participation is the most effective way of aligning its management and shareholder interests. Options are generally issued with an exercise price at 100% of market value, for ten year terms, exercisable for 20% of the total grant per year after the first year. The right to exercise options granted from the Giga-tronics Incorporated 2005 Stock Option Plan (the “2005 Plan”), unless otherwise specified in the option grant, expires 90 days after termination of employment, and in case of death an optionee’s estate would have twelve months to exercise. No option or stock appreciation right shall be exercised after its expiration date in accordance with its terms.

CEO Compensation

The CEO compensation is based on the same considerations as any other senior executive. Other compensation factors, including salary increases, incentive bonus and option participation are performance-based.

Deduction Limit for Executive Compensation

Effective January 1, 1994, Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per individual per year, but contains an exception for performance-based compensation that satisfies certain conditions.

The 2005 Plan restricts the maximum number of shares of common stock for which any one participant may be granted stock options and awards, and the stockholders approved this plan. As a result, stock options granted to Giga-tronics’ executive officers with an exercise price not less than the fair market value of the underlying shares on the grant date will generally qualify as performance-based compensation which is not subject to the $1 million limitation.

BY THE COMPENSATION COMMITTEE:

Lutz P. Henckels, Chairman

Gordon L. Almquist

James A. Cole

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee intends to appoint the firm of Crowe Horwath LLP as Giga-tronics’ independent registered public accounting firm for the fiscal year ending March 31, 2018 and to perform other appropriate services. We are seeking ratification by the shareholders for this appointment. In case of a negative vote, the appointment will be reconsidered.

Representatives of Crowe Horwath LLP are expected to be present at Giga-tronics’ Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

The following table presents aggregate fees billed for professional services rendered by Crowe Horwath LLP in fiscal years 2017 and 2016 in the following categories:

	2017	2016
Audit fees (1)	$168,250	$204,500
Audit-related fees	$—	$—
Tax fees	$—	$—
All other fees	$—	$—

(1)

Audit fees consist of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports (on Form10-Q) and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS GIGA-TRONICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote is commonly referred to as a “say on pay” proposal.

Our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, has designed our executive compensation program to provide a competitive yet equitable compensation and benefits package that reflects the Company’s performance and size, job complexity, and strategic value of the position while enabling long-term retention and motivation consistent with the long-term interests of our shareholders. We encourage you to carefully review the compensation discussion beginning on page 18 of this proxy statement for details on Giga-tronics’s executive compensation, including Giga-tronics’ compensation philosophy and objectives, as well as the reasons and processes for how our Compensation Committee determined the structure and amounts of the fiscal year 2017 compensation of our executives.

We are asking our shareholders to support our executive compensation program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the philosophy, policies and practices described in this proxy statement.

Accordingly, we are asking our shareholders to approve the following resolution:

RESOLVED , that the shareholders approve the compensation of Giga-tronics’ named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the compensation tables and related narrative discussion).

The results of this advisory vote are not binding on Giga-tronics. However, our Compensation Committee values the opinions expressed by shareholders in their vote, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 4

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

Our board of directors has adopted and is recommending that our shareholders approve a proposed amendment to our articles of incorporation to effect a reverse stock split (the “Reverse Split”) of the Company’s common stock and warrants at a ratio of one-for-four. By voting in favor of this proposal, shareholders will be approving an amendment to our articles of incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio of one-for-four and a proportionate reduction in the number of authorized shares of common stock.

The Reverse Split, if approved by our shareholders, would become effective upon the filing of an amendment to our articles of incorporation with the Secretary of State of the State of California, or at the later time set forth in such amendment.

If the proposed Reverse Split is implemented, the number of issued and outstanding shares of our common stock would be reduced at a ratio of one-for-four. Based on the number of shares issued and outstanding as of March 25, 2017, 9,594,203 for illustrative purposes only, if the Reverse Split were implemented on that day approximately 2,398,550 shares of common stock would be issued and outstanding following the Reverse Split without giving effect to the treatment of fractional shares.

Reasons for the Reverse Split

On November 1, 2016, we received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that the consolidated closing bid price of our common stock had been below $1.00 per share for 30 consecutive trading days and that we were therefore not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Stock Market, as set forth in Marketplace Rule 5550(a)(2). The notification from NASDAQ did not have an immediate effect on the listing of our common stock. Nasdaq stated in its November 1 letter that, in accordance with Marketplace Rule 5810(c)(3)(A), we had been provided a grace period of 180 calendar days, or until May 1, 2017, to regain compliance with the minimum consolidated closing bid price requirement for continued listing and that compliance would be regained if our consolidated closing bid price was at or above $1.00 for at least 10 consecutive trading days anytime during the 180-day grace period. On May 1, 2017, the Company’s price per share was still below $1.00 per share. NASDAQ notified the Company on May 4, 2017 that the Company’s securities would be delisted unless the Company requested a hearing. On May 9, 2017, the Company requested a hearing, which was held on June 15, 2017. In order to regain compliance with the bid price rule, the Company committed to implementing a reverse stock split. Based in part on this commitment, NASDAQ has allowed the Company to continue to be listed while the Company works to regain compliance.

Potential Effects of the Reverse Split

The immediate effect of the Reverse Split will be to reduce the number of shares of common stock issued and outstanding, and to increase the trading price of the common stock. However, the effect of the Reverse Split upon the market price of the common stock cannot be predicted, and we cannot assure you that the trading price of the common stock after the Reverse Split will rise in exact proportion to the reduction in the number of shares of the common stock issued and outstanding as a result of the Reverse Split. Also, we cannot assure you that the Reverse Split will lead to a sustained increase in the trading price of the common stock since the trading price of the common stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

The Reverse Split will also proportionately reduce the number of shares of common stock that our board of directors is authorized to issue under our articles of incorporation.

All existing outstanding shares of existing convertible preferred stock are convertible into 100 shares of common stock. Upon completion of the Reverse Split, by which every four outstanding shares of common stock held by a holder will be combined into one share of common stock, each share of existing convertible preferred stock will become convertible into 25 shares of common stock, so that the economic and voting relationships between shares of common stock and shares of all existing series of preferred stock is unchanged.

Effect on Ownership by Individual Shareholders

The Reverse Split would affect all shareholders uniformly and would not alter any stockholder’s percentage interest in our equity, except to the extent that the Reverse Split would result in some of our shareholders owning a fractional share as described below.

Effect on Options and Other Securities

All outstanding options, warrants and convertible notes entitling their holders to purchase shares of common stock or acquire shares of common stock upon conversion, as the case may be, will be adjusted as a result of the Reverse Split, as required by the terms of these securities. In particular, the shares to be acquired upon exercise or conversion for such securities will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument or the applicable provisions of our articles of incorporation. The Reverse Split would also reduce proportionately the number of shares of common stock available for issuance under our 2005 Stock Option Plan, which is the only equity incentive compensation plan currently active from which we may make new stock awards.

Our common stock is currently registered under Section 12(b) of the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our common stock under the Exchange Act.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

The Reverse Split, if approved by our shareholders, would become effective upon the filing of an amendment to our articles of incorporation, or at the later time set forth in such amendment. Beginning at the effective time of the Reverse Split, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split.

We intend to treat shareholders holding our common stock in “street name” through a broker, bank or other nominee in the same manner as registered shareholders whose shares are registered in their names. Brokers, banks or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in “street name.” However, these brokers, banks or other nominees may have different procedures than registered shareholders for processing the Reverse Split. If you hold your shares with a broker, bank or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following the proposed Reverse Split, shareholders holding physical certificates would need to exchange those certificates. As we are now fully participating in the direct registration system, you will not receive a replacement physical certificate. Instead you will receive uncertificated shares and a written confirmation from our transfer agent, American Stock Transfer & Trust Company LLC, indicating the whole number of uncertificated shares you own after the effect of the Reverse Split and a cash payment in lieu of any fractional shares.

If the Reverse Split is implemented, our transfer agent will advise registered shareholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to shareholders. No written confirmations will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Shareholders who otherwise would be entitled to receive a fractional share of common stock as a consequence of the Reverse Split (because they hold a number of shares of common stock not evenly divisible by the Reverse Split ratio) will be entitled to receive a cash payment (without interest) equal to the fraction of a share of common stock to which such holder would otherwise be entitled multiplied by the fair value per share of the common stock immediately prior to the effective time of the Reverse Split as determined by the board.

Accounting Consequences

The capital account of the Company will remain unchanged, and we do not anticipate that any other accounting consequences will arise as a result of the Reverse Split.

No Appraisal Rights

Our shareholders are not entitled to dissenters’ or appraisal rights under California corporate law, respectively, with respect to the proposed amendments to the articles of incorporation to effect the Reverse Split, and we will not independently provide the shareholders with any such right.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Split to U.S. Holders of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities or currencies, shareholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, U.S. Holders that have a functional currency other than the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Split, whether or not they are in connection with the proposed Reverse Split.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the Reverse Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

The proposed Reverse Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of the Company’s common stock received pursuant to the proposed Reverse Split should equal the aggregate adjusted tax basis of the shares of the Company’s common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of the Company’s common stock received pursuant to the proposed Reverse Split should include the holding period in the shares of the Company’s common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of the Company’s common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed Reverse Split.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Split.

Approval of the amendment to the Company’s articles of incorporation to implement the Reverse Split will require the affirmative vote of the shareholders holding a majority of the outstanding shares of our capital stock (shares of common stock and preferred stock on an as-converted basis). Consequently, abstentions from voting on the proposal and broker non-votes will not count as votes cast and accordingly will have the same effect as a negative vote on this proposal. Proxies solicited by the Board will be voted “FOR” this proposal, unless otherwise instructed.

Effectiveness of Amendment

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our articles of incorporation with the Secretary of State of the State of California.

Accordingly, we are asking our shareholders to approve the following resolution:

RESOLVED, that the shareholders approve the amendment to our articles of incorporation to effect a reverse stock split of the Company’s common stock at a ratio of one-for-four as disclosed in this proxy statement.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 5

ISSUANCE AND SALE IN A PRIVATE PLACEMENT OF A SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK AND/OR SERIES E CONVERTIBLE PREFERRED STOCK CONVERTIBLE TO COMMON STOCK AT A PRICE BELOW THE GREATER OF BOOK VALUE AND MARKET VALUE

General

Our Board has unanimously approved, and recommended that our shareholders approve, an offering for the issuance and sale in a private placement (the “Offering”) of any combination of common stock, preferred stock, warrants to purchase common stock and warrants to purchase common stock or preferred stock that could, upon exercise in accordance with their terms, result in the issuance of more than 20% of the number of outstanding shares of the Company’s common stock at the time any agreement for such issuance is entered into, at a price or prices per common share or common share equivalent that is less than the greater of book value or market value per share. The securities to be offered in the Offering have not been and will not be registered under the Securities Act of 1933, as amended, and may not be resold by the purchasers thereof except pursuant to a registration statement or an exemption from registration.

The Company has no agreement with any party with respect to such an Offering. As a result, the Company is unable to determine the number of shares of any security that might be sold, if any, the price or prices at which they might be sold or the terms of any such securities if other than common stock. The Company is seeking shareholder approval at this time because it believes shareholder approval will be required under Nasdaq listing rules and the Company does not believe that an investor or investors will be willing to enter into an agreement for the Offering on terms that allow for shareholder approval after the execution of such an agreement and before the consummation of the Offering and issuance of the securities.

The Company seeks this approval only for an Offering under an agreement executed within three months after the date of the 2017 Annual Meeting of Shareholders.

Reasons for the Offering

Our Board has determined that the Offering is advisable and in the best interest of our shareholders. The Company needs additional capital in order to continue as a going concern and meet its cash needs for operations. The Company currently intends to use the proceeds of this Offering for general corporate purposes. A stockholder vote against the Offering Proposal could have the impact of restricting our ability to consummate or maximize the proceeds to the Company in connection with the Offering.

The NASDAQ delisting proceeding described above under Proposal 4 is also based on failure to have shareholders’ equity of at least $2,500,000 as required by NASDAQ listing standards. The Company must raise capital in order to meet this requirement. It is management’s opinion that it may be necessary to issue shares in a private placement at a price that is below the greater of book value or market value and that the number of shares of common stock sold in the Offering or the number of shares of common stock issuable upon conversion of shares of preferred stock sold in the Offering at such price may exceed 20% of the number of outstanding shares of common stock. NASDAQ’s rules require that the issuer’s shareholders approve the issuance of securities under those circumstances.

If Proposal 5 is approved and the Company enters into an agreement for the issuance of securities contemplated by this proposal, we do not intend to seek any further authorization for the issuance of securities by a vote of securities holders prior to such issuance.

Material Terms of the Offering

The actual terms of the Offering are not determinable at this time. EGE previously acted as placement agent for the Company in a private placement of capital stock and is working with the Company in connection with this Offering. However, the Company has no binding agreement with any investor at the present time, and no assurance can be given that the Company will be able to complete the offer and sale of shares even if this proposal is approved.

The Company may offer Securities for aggregate gross proceeds of up to a maximum of $7,500,000, with no minimum. The Company hopes to issue at least the number of securities to generate gross proceeds that, when combined with the Company’s shareholders’ equity at the time of the sale, will result in shareholders’ equity in excess of $2,5000,000.

The price of the Securities has not been determined but is likely (on a per common share equivalent) to be less than the greater of book value or market value of the common stock (the “Offering Price”).

In the absence of an agreement with an investor with respect to the terms of any Offering, no assurance can be given as to the identity of the investor or investors, time, number of securities, price per share, total net proceeds or resulting shareholders’ equity of the actual sale of securities, if any.

The timing of any issuance for which approval is sought would be dependent on the Company’s reaching a written agreement with investors as to actual terms of the preferred stock, on the filing with the California Secretary of State of a certificate of determination setting forth the rights, privileges and restrictions of the series of preferred stock and the satisfaction of conditions to closing under such an agreement and, unless shareholders approve Proposal 5 at this time, the receipt of shareholder approval of a specific issuance of securities or a waiver for Nasdaq from compliance with the shareholder approval requirement under its Rule 5635.

The Company is seeking approval to conduct the offering as a private placement rather than a public offering. The Company does not have the resources to conduct a public offering; the amount of capital sought by the Company is not large enough to justify the expense of a public offering; and the Company’s troubled financial condition and lack of earnings would make it difficult to successfully complete a public offering.

Description of Series E Convertible Preferred Stock

The exact terms of the Securities, including dividends, conversion price, voting rights, redemption price, cannot be stated at this time because the Company has no agreement or understanding with investors as to the terms of any preferred stock or other security or combination of securities that might be issued in such an offering. The Company is concerned that it must seek broad shareholder approval now and be in position to consummate the issuance of securities in exchange for cash consideration promptly upon entering into an agreement, because (i) an investor is unlikely to agree to a lengthy pre-closing period during which the Company seeks shareholder approval and (ii) the Company’s cash resources may not be sufficient to sustain the Company through such a period. Such terms and similar matters will be determined by the board of directors.

Registration Rights

In connection with the Offering, the Company expects to offer registration rights to each investor that purchased our Series E Preferred Stock pursuant to which the Company will be required to file a registration statement to register the common stock issuable in the Offering or upon the conversion or exercise of other Securities issued in the Offering, subject to certain limitations and the terms contained therein..

Possible Effects on Rights of Existing Shareholders

Existing shareholders are likely to suffer significant dilution in ownership interests and voting rights as a result of the issuance of common stock, or Series E Preferred Stock and the potential issuance of shares of our common stock upon the conversion of the Series E Preferred Stock and the issuance of warrants for the purchase of additional shares of any of such securities. Any Series E Preferred Stock will most likely be senior to our common stock and may be senior to all existing series of preferred stock with respect to dividends and liquidation preferences. The Company expects that holders of Series E Preferred Stock will vote with the holders of common stock and Series E Preferred Stock in any vote on an adjusted as-converted basis.

Reasons for Stockholder Approval

Our common stock is listed on The NASDAQ Stock Market and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) (the “Nasdaq 20% Rule”). This rule requires that an issuer obtain stockholder approval prior to the issuance of common stock if such issuance is for less than the greater of book or market value of the common stock and would equal 20% or more of the common stock or voting power of the issuer outstanding before the issuance. The ultimate price per share of the common stock or Series E Preferred Stock may be less than the greater of the book or market value of our common stock immediately before the issuance. In addition, the terms of the Series E Preferred Stock may include anti-dilution adjustments that could result in a reduction of the conversion price in the future. If this proposal is approved, the issuance of our common stock upon conversion of the Series E Preferred Stock may exceed 20% of our common stock outstanding as of the Record Date. We seek your approval of this proposal in order to satisfy the requirements of the NASDAQ 20% Rule with respect to the issuance of the common stock upon conversion of the Series E Preferred Stock.

In addition, under Nasdaq Listing Rule 5635(b) (the “Nasdaq Change of Control Rule”) prior stockholder approval is required for issuances of securities that will result in a “change of control” of the issuer. Nasdaq may deem a change of control to occur when, as a result of an issuance, an investor or a group of investors acting together would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer. Following the closing of the Offering, one or more investors in the Offering, assuming the conversion of their Series E Preferred Stock and the exercise of their warrants in full, may own shares of our common stock which represent more than 20% of the total voting power of the Company’s voting securities following the closing of the Offering. As a result, one or more currently unknown investors may be deemed to acquire control of the Company for purposes of the Nasdaq Change of Control Rule.

Approval of this proposal will constitute approval pursuant to the NASDAQ 20% Rule and the NASDAQ Change of Control Rule.

Material Relationships between the Company and the Placement Agent

In connection with the Offering, we may also agree: (i) to pay a placement agent a cash commission equal to a percentage of the aggregate gross proceeds of the common stock or Series E Preferred Stock sold at each closing, subject to certain exceptions; (ii) to grant to such placement agent or its designees warrants to purchase shares of Common Stock and/or Series E Preferred Stock equal to a percentage of the aggregate number of shares sold through their efforts in this Offering at each closing, subject to certain exceptions, at a price per share that is less than the greater of book value or market value of the Company’s common stock , with such warrants containing a cashless exercise provision; (iii) to indemnify such placement agent against certain liabilities; and (iv) to reimburse such placement agent for certain reasonable and documented expenses.

Interests of Directors and Executive Officers

Our directors and executive officers will have no substantial interests, directly or indirectly, in the matters set forth in this proposal and will not participate in the Offering.

Information Incorporated by Reference

The following matters are incorporated by reference from the Company’s annual report on Form 10-K for the fiscal year ended March 25, 2017 and its quarterly report on Form 10-Q for the fiscal quarter ended June 24, 2017

●	Financial statements as of and for the fiscal year and fiscal quarter then ended; and
●	Management’s discussion and analysis of financial condition and results of operations as required by Item 303 of Regulation S-K.

Accordingly, we are asking our shareholders to approve the following resolution:

RESOLVED, that the shareholders approve the Offering as disclosed in this proxy statement.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 5. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

SHAREHOLDERS' PROPOSALS AND NOMINATIONS

To be considered for presentation to the Annual Meeting of Shareholders in 2018, which we currently expect to be held around September 5, 2018, a shareholder proposal (including a shareholder nomination for director) must be received by Giga-tronics by a reasonable period before the date on which the proxy statement is mailed. We currently expect to mail the proxy statement on or about July 31, 2018. For a July 31 mailing, the deadline for submitting a proposal would be April 2, 2018. We will report any change in these dates in a quarterly report on Form 10-Q or current report on Form 8-K. Proposals should be addressed to the Corporate Secretary, Giga-tronics Incorporated, 5990 Gleason Drive, Dublin, CA 94568.

SEC rules permit proxy holders to vote in their discretion on matters proposed by a shareholder and not described in the proxy statement only if the Company did not receive notice of the proposal and certain additional information at least 45 days in advance of the anniversary of the proxy mailing date for the previous year’s meeting or a reasonable period in advance if the meeting date is changed by more than 30 days from the previous year. Next year we expect this deadline date will be June 15, 2018. We will report any change in this date in a quarterly report on Form 10-Q or current report on Form 8-K.

The Annual Report of Giga-tronics for the fiscal year ended March 25, 2017 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. Giga-tronics will mail the Annual Report on Form 10-K for the most recent fiscal year to any shareholder who requests a copy. Requests should be sent to the Corporate Secretary as noted above for proposals.

OTHER MATTERS

Giga-tronics knows of no other business which will be presented at the Annual Meeting other than the proposals included in the Notice of Meeting. If any other business is properly brought before the Annual Meeting, persons appointed as proxies for the shareholders in the enclosed form will vote on these matters in accordance with their judgments. Regardless of whether you intend to be present at the Annual Meeting, you are urged to complete, date, sign and return your proxy promptly.

The Report of the Compensation Committee, the Report of the Audit Committee, and the statement of independence of Audit Committee members referred to under “Information About the Board and Committees of the Board” are not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material. These portions of this proxy statement are not a part of any of those filings unless otherwise stated in those filings.

By order of the Board of Directors,

/s/ William J. Thompson
William J. Thompson
Chairman of the Board of Directors

Dublin, California

September 8, 2017

GIGA-TRONICS INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

William J. Thompson and Temi Oduozor, or either of them are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote and act as proxy with respect to all shares of common stock of Giga-tronics Incorporated standing in the name of the undersigned on the books of Giga-tronics at the close of business on September 1, 2017 at the Annual Meeting of Shareholders to be held at Giga-tronics’ executive office at 5990 Gleason Drive, Dublin, CA 94568 on October 11, 2017 at 9:30 a.m. (PDT), or at any adjournment or postponement thereof.

THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held October 11, 2017.

The 2017 Proxy Statement and our 2017 Annual Report

to Shareholders are available at:

http://www.viewproxy.com/gigatronics/2017

Please mark votes as in this example	⌧

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED ON THIS CARD. THE PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” EACH OF THE PROPOSALS IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

	FOR	WITHHOLD
1. Elect five Directors for the ensuing year.	all nominees	AUTHORITY	2. Ratify the appointment of Crowe Horwath LLP as independent
01 Gordon L. Almquist 04 William J. Thompson	(except as	for all nominees	registered public accounting firm
02 Lutz P. Henckels 05 Jamie Weston	marked)		☐ FOR ☐ AGAINST ☐ ABSTAIN
03 John R. Regazzi
	☐	☐	3. Approve on an advisory vote to approve the named executive officer compensation
☐ FOR ☐ AGAINST ☐ ABSTAIN
INSTRUCTION: To withhold authority to vote for one or more nominees, write such names in the space provided below:

4. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, to effect a reverse stock split of the outstanding shares of the Company’s common stock and warrants, no par value, in the ratio of 1:4

☐ FOR ☐ AGAINST ☐ ABSTAIN

5. To approve under applicable NASDAQ rules, the issuance in a private placement of any combination of common stock, preferred stock, warrants to purchase common stock and warrants to purchase common stock or preferred stock that could, upon exercise in accordance with their terms, result in the issuance of more than 20% of the number of outstanding shares of the Company’s common stock at the time any agreement for such issuance is entered into, at a price or prices per common share or common share equivalent that is less than the greater of book value or market value per share

☐ FOR ☐ AGAINST ☐ ABSTAIN
6. Any other business as may properly come before the meeting
☐ FOR ☐ AGAINST ☐ ABSTAIN

I plan to attend the Annual Meeting ☐

Please sign exactly as the name appears printed hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by annual authorized officer. If a partnership, please sign in full partnership name by authorized person. Receipt of the Proxy statement for the meeting is hereby acknowledged.

For address changes and/or comments, please write them below			Dated: _________________________________________________

Signature(s) of Shareholder(s)

Title

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

PROXY VOTING INSTRUCTIONS

Please complete the form above and return in the business reply envelope provided.